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EXHIBIT 23(a)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 16, 2000 (except for certain matters discussed in Note 6 to the financial statements, as to which the date is August 15, 2000) included in Norstan, Inc.'s Form 10-K for the year ended April 30, 2000 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
February 14, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS